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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                      Year Ended December 31,
                                           -------------------------------------------
                                             2002             2001             2000
                                           --------        ----------        ---------
Basic Earnings per Share                     (In thousands except per share amounts.)
------------------------
Average shares outstanding                   79,926            82,539            84,474
                                           ========        ==========        ==========
Income available to common shareholders    $112,018        $   98,463        $   74,396
                                           ========        ==========        ==========
Basic Earnings per Share                   $   1.40        $     1.19        $     0.88
                                           ========        ==========        ==========

Diluted Earnings per Share
--------------------------
Average common shares outstanding            79,926            82,539            84,474
Effect of dilutive stock options                555               440               337
                                           --------        ----------        ----------
Average diluted shares outstanding           80,481            82,979            84,811
                                           ========        ==========        ==========
Income available to common shareholders    $112,018        $   98,463        $   74,396
                                           ========        ==========        ==========
Diluted Earnings per Share                 $   1.39        $     1.19        $     0.88
                                           ========        ==========        ==========
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